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                     Daimler-Benz Auto Grantor Trust 1995-A
                            Monthly Servicing Report
                   Servicer: Mercedes-Benz Credit Corporation
                            Trustee: Citibank, N.A.



Collection Period: July 1998
Distribution Date: 8/17/98



Statement for Class A and Class B Certificateholders Pursuant to
Section 4.9 of the Pooling and Servicing Agreement

                                                                                                Per $1,000 of  Original
                                                                                                   Class A/Class B
                                                                                                   Certificate Amount
                                                                                                -----------------------
 (i)  Principal Distribution
        Class A Amount                                                        $   7,481,582.97        $13.122015
        Class B Amount                                                        $     393,767.53        $13.122015

(ii)  Interest Distribution
        Class A Amount                                                        $     441,273.13        $ 0.773953
        Class B Amount                                                        $      23,224.90        $ 0.773953

(iii) Amount of Distribution allocable to the Yield Supplement Amount         $       4,338.86
                                                                              ----------------
        Class A Amount                                                        $       4,121.92
        Class B Amount                                                        $         216.94

      Amount of Distribution allocable to the (Excess) Shortfall Amount       $      20,872.65
                                                                              ----------------
        Class A Percentage                                                    $      19,829.02
        Class B Percentage                                                    $       1,043.63

(iv)  Monthly Servicing Fee                                                   $      79,401.37        $ 0.132300
                                                                              ----------------
        Monthly Supplemental Servicing Fee                                    $           0.00        $ 0.000000
        Class A Percentage of the Servicing Fee                               $      75,431.30        $ 0.132300
        Class A Percentage of the Supplemental Servicing Fee                  $           0.00        $ 0.000000
        Class B Percentage of the Servicing Fee                               $       3,970.07        $ 0.132300
        Class B Percentage of the Supplemental Servicing Fee                  $           0.00

 (v)  Class A Principal Balance (end of Collection Period)                    $  83,035,982.44
      Class A Pool Factor (end of Collection Period)                                 14.563755%
      Class B Principal Balance (end of Collection Period)                    $   4,370,314.86
      Class B Pool Factor (end of Collection Period)                                 14.563755%

(vi)  Pool Balance (end of Collection Period)                                 $  87,406,297.30

(vii) Class A Interest Carryover Shortfall                                    $           0.00
      Class A Principal Carryover Shortfall                                   $           0.00
      Class B Interest Carryover Shortfall                                    $           0.00
      Class B Principal Carryover Shortfall                                   $           0.00

(viii)Amount Otherwise Distributable to the Seller that is
       Distributed to Either the Class                                        $           0.00        $ 0.000000


(ix)  Balance of the Reserve Fund Property (end of Collection Period)
        Class A Amount                                                        $   6,001,631.84
        Class B Amount                                                        $           0.00

 (x)  Aggregate Purchase Amount of Receivables repurchased by the
       Seller or the Servicer                                                 $           0.00

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